Exhibit 10.11

FOURTH AMENDMENT

TO THE

ACTUANT CORPORATION 2002 STOCK PLAN

THIS AMENDMENT to the Actuant Corporation 2002 Stock Plan (the “Plan”) is made on this 7th day of November, 2008, by Actuant Corporation (the “Company”).

WHEREAS, the Company has established the Plan as a means to provide key employees of the Company and its subsidiaries with an incentive to improve corporate performance on a long-term basis, as well as to attract and retain key employees;

WHEREAS, the Company’s Board of Directors has the authority to amend the Plan under Section 9.04 thereof; and

WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2008:

1. Section 3.02 of the Plan shall be amended by adding the following sentence at the end of such Section:

“Any such adjustments shall be done in a manner that complies with the requirements of Section 409A of the Code.”

2. Section 6.03 of the Plan shall be amended by adding the following words after “authorized”:

“, and created the legally binding right to,”

3. Section 6.07(b) of the Plan shall be amended by deleting the second sentence of such Section and replacing it with the following:

“The Committee shall value options as it deems reasonable in the event of a cash settlement, based on the Fair Market Value of the Common Stock at the time of such settlement, and may base the settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise price of the option.”

4. Section 6.09 of the Plan shall be deleted in its entirety.

5. Section 7A.03 of the Plan shall be amended by adding the following words after “authorized”:

“, and created the legally binding right to,”

6. Section 7A.06(b) of the Plan shall be amended by deleting the second sentence of such Section and replacing it with the following:

“The Committee shall value stock appreciation rights as it deems reasonable in the event of a cash settlement, based on the Fair Market Value of the Common Stock at the time of such settlement, and may base the settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the base price of the stock appreciation right.”

7. Section 9.04 of the Plan shall be amended by adding the following sentence at the end of such Section:

“Any action taken by the Committee under this Section 9.04 shall be done in a manner that is compliant with Section 409A of the Code.”

8. All other terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the day and year first written above.

ACTUANT CORPORATION

By:	Andrew G. Lampereur
	Name:	Andrew Lampereur
	Title:	Chief Financial Officer

By:	Susan Korthase
	Name:	Susan Stults Korthase
	Title:	Vice President, Human Resources